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                              RETENTION AGREEMENT
                                FIRST AMENDMENT

     THIS RETENTION AGREEMENT FIRST AMENDMENT (the "Amendment") is made and entered into as of the 7th day of April, 2001, by and between Micron Electronics, Inc., a Minnesota Corporation (the "Company") and Steven P. Arnold (the "Executive").

                                R E C I T A L S

     A. The Executive has heretofore entered into a Retention Agreement dated effective as of December 1, 2000 with the Company (the "Agreement").

     B. The Parties to the Agreement desire to provide for certain amendments to the Agreement as hereinafter set forth.

     C. Capitalized terms or words that are not otherwise defined where stated in this Amendment shall have the meanings assigned to such terms or words in the Agreement.

                               A G R E E M E N T

     NOW, THEREFORE, in consideration of the foregoing Recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     1. Amendment. The Parties agree that the Agreement shall be amended, as follows:

         (a) Level Two Retention Pay and Benefits; Change in Control.  Section
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4.2.1 of the Agreement is hereby amended to provide, as follows: "The Payment under Section 4.2 shall be paid to Executive within 10 days following the Change in Control Date in the event of a Change in Control during the Term; provided, however, that in the event of Executive's Voluntary Termination or Termination for Cause prior to August 30, 2001, Executive shall be required to repay, and hereby expressly agrees to repay, to the Company the full gross amount of the Payment paid pursuant to Section 4.2 ($250,000) within 10 days following such Voluntary Termination or Termination for Cause. In the event of Executive's Involuntary Termination during the Term, Executive shall not be required to repay any Payment pursuant to this Section 4.2.1."

         (b) Definitions.  Section 6 of the Agreement and the Agreement is
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hereby amended to provide, as follows: (i) the definition of "Buyer Employment
Offer" is deleted in its entirety from Section 6 and such term is eliminated and deleted from the Agreement; (ii) the definition of "Buyer Hire Date" is deleted in its entirety from Section 6 and such term is eliminated and deleted from the Agreement; and (iii) the definition "CIC Retention Date" is deleted in its entirety from Section 6 and such term is eliminated and deleted from the Agreement.

         (d) Waiver by the Company.  Section 7.6 of the Agreement is hereby
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deleted in its entirety.

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          (e)  Release by Executive.  Section 7.7 of the Agreement entitled
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"Release by Executive" is hereby renumbered as Section 7.6.

     IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first set forth above.


MICRON ELECTRONICS, INC.

By__________________________________

     Joel J. Kocher
     Chairman, President & CEO


Accepted and agreed:

By__________________________________
     Steven P. Arnold

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